UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

StarTek, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500

 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2019, Startek, Inc. (the “Company”) entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) between the Company and ING Belgium NV/SA (the “Buyer”). Under the terms of the Receivables Purchase Agreement, the Company will sell certain accounts receivable on a revolving basis to the Buyer. The Company will service and administer the subject accounts receivable for the Buyer.

The Company will be paid a discounted purchase price for each account receivable sold under the Receivables Purchase Agreement. The annualized discount rate used to determine the purchase price for the subject accounts receivable is based upon LIBOR plus a margin of 1.85%. The maximum outstanding balance of accounts receivable under the Receivables Purchase Agreement can be $20 million.

The Company is not required to offer any accounts receivable and the Buyer is not committed to purchase any accounts receivable offered by the Company. The Company or the Buyer may terminate the Receivables Purchase Agreement at any time upon 30 days’ prior written notice.

On December 11, 2019, the Company entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amended the Credit Agreement dated as of April 29, 2015 among the Company, Startek Health Services, Inc., Startek USA, Inc., Collection Center, Inc. and BMO Harris Bank, N.A., as administrative agent and lender, as previously amended (the “Credit Agreement”).

In light of the Receivables Purchase Agreement and other considerations, the Sixth Amendment decreased the size of the credit facility under the Credit Agreement from $50 million to $40 million and permits sales of certain accounts receivable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: December 13, 2019	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President and Chief Executive Officer